SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY REGISTRANT    /X/     FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

-------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materual Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e) (2))


                                 Diacrin, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Diacrin, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-(6)i(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on whic the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

--------------------------------------------------------------------------------

                                  Diacrin, Inc.
                             Building 96 13th Street
                              Charlestown Navy Yard
                        Charlestown, Massachusetts 02129

                  Notice of 2001 Annual Meeting of Stockholders
                           To Be Held on July 31, 2001

         The 2001 Annual Meeting of Stockholders of Diacrin, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Tuesday, July 31, 2001 at 10:00 a.m., local time, to consider and act upon the following matters:

         1.   To elect six directors for a one-year term;

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on June 6, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.


                                            By Order of the Board of Directors,



                                                    Steven D. Singer, Secretary
Charlestown, Massachusetts
June 25, 2001






--------------------------------------------------------------------------------
         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                  Diacrin, Inc.
                             Building 96 13th Street
                              Charlestown Navy Yard
                        Charlestown, Massachusetts 02129

           Proxy Statement for the 2001 Annual Meeting of Stockholders
                           To Be Held on July 31, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Diacrin, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 31, 2001 (the "Annual Meeting") and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

         The Company's Annual Report for 2000 will be mailed to stockholders, along with these proxy materials, on or about June 29, 2001.

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of Investor Relations, Diacrin, Inc., Building 96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts 02129.

Securities and Votes Required

         At the close of business on June 6, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 17,914,704 shares of common stock, $0.01 par value per share (the "Common Stock") (constituting all of the outstanding voting stock of the Company). Each share of Common Stock entitles the holder to one vote.

         Under the Company's By-laws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required for the election of directors. If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present (either in person or by proxy) and entitled to vote is required to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current year. For purposes of tabulating the vote, abstentions will be treated as shares that are present and entitled to vote. Accordingly, an abstention will have the same effect as a vote against the matter. In addition, if a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to that particular matter. Accordingly, a "broker non-vote" on a matter will have no effect on the outcome of the voting on such matter.

Principal Stockholders

         The following table sets forth the beneficial ownership of the Company's Common Stock as of May 31, 2001 by:

     - each person who is known to beneficially own more than 5% of the Company's Common Stock;

     - each director or nominee for director of the Company;

     - each executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation"; and

     - all executive officers and directors of the Company as a group.

         Unless otherwise noted, each person or group has sole voting and investment power of the shares listed. The inclusion of any shares listed below as beneficially owned does not constitute an admission of beneficial ownership of those shares.

         The "Options" column reflects shares of the Company's Common Stock subject to options which are exercisable within 60 days after May 31, 2001. The shares of the Company's Common Stock which are subject to options are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. As of May 31, 2001, there were 17,914,704 shares of Common Stock outstanding.




                                                        Number of Shares
                                                       Beneficially Owned              Percentage of
                                                     -----------------------            Common Stock
                  Name and Address                  Shares            Options           Outstanding
HealthCare Ventures II, L.P. (1)...........       3,196,385             --                 17.8%
HealthCare Ventures III, L.P. (1)..........         994,078             --                  5.5
HealthCare Ventures IV, L.P. (1)...........         291,922             --                  1.6
State of Wisconsin Investment Board (2)....       2,658,200             --                 14.8
Rho Management Trust II (3)................       1,592,887             --                  8.9
Hudson Trust (4)...........................       1,342,680             --                  7.5
Thomas H. Fraser, Ph.D.....................         483,488          158,750                3.6
Zola P. Horovitz, Ph.D. ...................           4,000           19,500                 *
John W. Littlechild (1)....................       4,482,385           11,500               25.1
Stelios Papadopoulos, Ph.D.................         200,000           11,500                1.2
Joshua Ruch (5)............................       1,759,587           11,500                9.9
Henri A. Termeer...........................           7,750           44,500                 *
E. Michael Egan............................           4,169          162,495                1.0
All directors and executive officers as a
group (8 persons)..........................       6,941,379          429,245               40.2


-------------------------------------

*  Less than 1.0%

(1) John W. Littlechild is a general partner of HealthCare Partners II, L.P. ("HCPII"), HealthCare Partners III, L.P. ("HCPIII") and HealthCare Partners IV, L.P. ("HCPIV"), the general partner of HealthCare Ventures II, L.P. ("HCVII"), HealthCare Ventures III, L.P. ("HCVIII") and HealthCare Ventures IV, L.P. ("HCVIV"), respectively. Mr. Littlechild, together with James H. Cavanaugh, Harold R. Werner and William Crouse, the other general partners of HCPII, HCPIII and HCPIV, share voting and investment control with respect to shares owned by HCVII, HCVIII and HCVIV, respectively. Mr. Littlechild does not own any shares of the Company's capital stock in his individual capacity. The address of HealthCare Ventures II, III and IV, L.P. is 44 Nassau Street, Princeton, New Jersey 08542.

(2) The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(3) Rho Management Partners, L.P. may be deemed the beneficial owner of these shares pursuant to an investment advisory agreement that confers sole voting and investment control over such shares to Rho Management Partners, L.P. The address of Rho Management Trust II is c/o Rho Management Company, Inc., 152 West 57th Street, New York, New York 10019.

(4) The address of Hudson Trust is c/o Summit Asset Management Co., Inc., 47 Hulfish Street, Suite 420, Princeton, New Jersey 08542.

(5) Mr. Ruch is a controlling person of Rho Management Partners, L.P. and may be deemed the beneficial owner of the shares held by Rho Management Trust
     II. In addition, Mr. Ruch exercises investment and voting authority over 166,700 shares directly for his own account, for the account of family members or for the account of other clients of Rho Management Partners, L.P.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Company's By-Laws provide that the Board of Directors shall fix the number of directors to constitute the Board. The Board of Directors has fixed the number of directors at six to serve until the 2002 Annual Meeting of Stockholders.

         The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Company.

         Each director will be elected to hold office until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

         Set forth below is the name and age of each member of the Board of Directors, the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of May 31, 2001, appears above under the heading "Principal Stockholders." There are no family relationships between or among any officers or directors of the Company.



                                     Year First          Principal Occupation or
                                      Became a         Employment During Past Five
       Name                  Age      Director       Years and Current Directorships
       ----                  ---      --------       --------------------------------
Thomas H. Fraser, Ph.D.      53         1990      President, Chief Executive Officer and
                                                  Director of the Company since 1990.

Zola P. Horovitz, Ph.D.      66         1994      Vice President, Business Development
                                                  and Planning from 1991 to 1994 of
                                                  Bristol-Myers Squibb Pharmaceutical
                                                  Group, a health and personal care
                                                  company; Chairman of hte Board of
                                                  Directors of Magainin Pharmaceuticals;
                                                  Director of Avigen Inc., BuiCryst
                                                  Pharmaceuticals, Palatin Technologies,
                                                  Paligent, Shire Pharmaceuticals and
                                                  Synaptic Pharmaceuticals, Inc.

John W. Littlechild          49         1992      Principal, HealthCare Ventures LLC, a
                                                  venture capital management company,
                                                  since 1992; Director of Orthofix
                                                  International N.V. and Dyax.




                                     Year First          Principal Occupation or
                                      Became a         Employment During Past Five
       Name                  Age      Director       Years and Current Directorships
       ----                  ---      --------       --------------------------------
Stelios Papadopoulos, Ph.D.   52        1991      Managing Director at SG Cowen
                                                  Securities Corporation, a securties and
                                                  investment banking firm, since February
                                                  2000; employed as an investment banker
                                                  at PaineWebber Incorporated from 1987
                                                  to February 2000, most recently as
                                                  Chairman of PaineWebber Development
                                                  Corp., a subsidiary of PaineWebber
                                                  Incorporated engaged in investment
                                                  banking and securities brokerage.

Joshua Ruch                   51        1998      Chairman and Chief Executive Officer
                                                  of Rho Management Company, Inc., an
                                                  investment advisory firm with which he
                                                  has been affiliated since 1981; Director
                                                  of 3-Dimensional Pharmaceuticals, Inc.

Henri A. Termeer              55        1996      President and Director since 1983, Chief
                                                  Executive Officer since 1985 and
                                                  Chairman of the Board of Directors
                                                  since 1988 of Genzyme Corporation, a
                                                  biotechnology company; Director of
                                                  Abiomed, Inc., AutoImmune, Inc. and
                                                  Genzyme Transgenics Corporation;
                                                  trustee of Hambrecht & Quist
                                                  Healthcare Investors and of Hambrecht
                                                  & Quist Life Sciences Investors.



Meetings of Board of Directors and Committees

         During 2000, the Board of Directors held six meetings. Each director, other than Henri Termeer, attended at least 75% of the meetings of the Board and of the committees on which he then served.

         The Company has a Compensation Committee composed entirely of directors who are not employees of the Company. The Committee provides recommendations to the Board regarding compensation programs of the Company, administers the Company's stock option plans and is authorized to grant stock options under such plans to officers and directors of the Company. In addition, this Committee approves the compensation paid to the President and Chief Executive Officer and other executive officers of the Company. The Compensation Committee met once during 2000. The current members of the Compensation Committee are Messrs. Littlechild and Termeer and Dr. Papadopoulos. See "Report of the Compensation Committee" below.

         The Company has an Audit Committee which provides the opportunity for direct contact between the Company's independent auditors and the Board, reviews the effectiveness of the auditors during the annual audit, monitors the Company's internal accounting control policies and procedures, oversees financial reporting to stockholders, oversees the ethical behavior of management, and considers and recommends the selection of the Company's independent auditors. The Audit Committee met once during 2000. The current members of the Audit Committee are Drs. Horovitz and Papadopoulos and Mr. Ruch.

         The Company does not have a Nominating Committee or a committee serving similar functions. Nominations are made by and through the full Board of Directors.

Director Compensation

         Dr. Horovitz receives $2,000 plus expenses per board meeting attended plus an additional $4,000 annually for consulting work performed on behalf of the Company. No other directors receive any cash compensation for services on the Board of Directors.

         On June 19, 2000, all non-employee directors were granted an option to purchase 6,000 shares of Common Stock under the Company's 1997 Stock Option Plan at an exercise price of $7.88 per share. The options may be exercised on a cumulative basis as to 25% of the shares on the first anniversary of the date of grant and an additional 25% at the end of each one-year period thereafter.

Executive Compensation

         Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for each of the last three fiscal years of the Company's Chief Executive Officer and Chief Operating Officer (the "Named Officers"):


                                      Annual Compensation          Long-Term Compensation
                                                                            Awards
           Name and                                                 Securities Underlying
     Principal Position       Year    Salary($)(1)     Bonus($)(2)         Options(#)
Thomas H. Fraser              2000      $270,000       $25,000             25,000
   President and Chief        1999       260,000        40,000             25,000
   Executive Officer          1998       250,000        35,000             25,000

E. Michael Egan               2000      $200,000       $20,000             20,000
   Chief Operating Officer    1999       190,000        30,000             20,000
                              1998       180,000        25,000             20,000


------------------------------
(1) Amounts shown include cash compensation earned and received by the Named Officers as well as amounts earned but deferred at the election of these officers to the Company's 401(k) Plan.

(2) Amounts in this column represent bonuses paid or accrued under the Company's annual management bonus plan.

Option Grants Table. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 to the Named Officers:



                                              Individual Grants
                    -----------------------------------------------------------
                                     Percent of                                     Potential Realizable Value
                     Number of          Total                                        at Assumed Annual Rates
                    Securities         Options                                     of Stock Price Appreciation
                    Underlying        Granted to     Exercise or                       for Option Term (2)
                      Options        Employees in     Base Price     Expiration    ----------------------------
      Name        Granted (#) (1)     Fiscal Year       ($/Sh)          Date          5% ($)         10% ($)
      ----        ---------------     -----------    -----------      ---------    ------------  --------------
Thomas H. Fraser       25,000             16%           $4.69         12/27/10       $73,705       $186,785
E. Michael Egan        20,000             13%           $4.69         12/27/10       $58,964       $149,428



---------------
(1)  Options   granted  in  2000  become   exercisable   in  four  equal  annual
     installments, commencing 12 months after the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock and the date on which the options are exercised.

         Aggregated Option Exercises and Year-End Option Table. The following table sets forth certain information regarding aggregate option exercises during the fiscal year ended December 31, 2000 and the number and value of unexercised stock options held as of December 31, 2000 by the Named Officers:

                                                                        Number of
                                                                   Securities Underlying       Value of Unexercised In-
                                                                   Unexercised Options at        the-Money Options at
                                                                     Fiscal Year-End (#)        Fiscal Year-End ($)(2)
                       Shares Acquired      Value Realized             Exercisable/                 Exercisable/
    Name                on Exercise (#)        ($)(1)                   Unexercisable                Unexercisable
   ------              ----------------     --------------         -----------------             -----------------
Thomas H. Fraser                 -                -                 158,750 / 63,750                $299,375 / $7,799
E. Michael Egan                  -                -                 162,495 / 50,000                $395,482 / $6,240


--------------------
(1) Represents the difference between the exercise price and the value of the Company's Common Stock on the date of exercise.

(2) Based on the value of the Company's Common Stock on December 29, 2000 ($5.00 per share), the last trading day of 2000, less the applicable option exercise price.

Employment Agreements

         The Company has entered into a letter agreement with Dr. Fraser dated February 6, 1990, providing for an annual salary plus bonus as determined by the Board of Directors. The Company has agreed with Dr. Fraser to continue to pay his then current salary for a period of six months if it terminates his employment without cause. Dr. Fraser has also agreed not to compete with the Company for one year following termination of his employment. At the Company's election, this non-competition provision can be extended for an additional two-year period upon the payment of additional consideration.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all
Section 16(a) forms that they file.

         Based solely on its review of the copies of such reports received or written representations that no other reports were required, the Company believes that, during the fiscal year ended December 31, 2000, its officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals.

Report of the Compensation Committee

         The Company's executive compensation program is administered by the Compensation Committee (the "Committee"), which is composed of three directors who are neither employees nor officers of the Company. The Committee reviews and approves the salaries and incentive compensation of the Chief Executive Officer and the other executive officers of the Company.

         The objectives of the Company's executive compensation program are as follows:

         - provide an incentive for the achievement of strategic goals and objectives of the Company;

         - support the pay-for-performance concept by tying executive compensation to the Committee's subjective determination of the quality of performance for the preceding fiscal year;

         - attract and retain key executives essential to the long-term success of the Company; and

         - align the executive officers' interests with the long-term interests of the stockholders.

         The  Company's  executive   compensation   program  consists  of  three
principal elements-- base salary, an annual management cash bonus and incentive stock options.

         Given that the Company is in the process of developing its initial products, the Committee does not believe that the use of profit levels as a measure of the Company's achievements or as a basis for compensation decisions is appropriate. However, the Committee considers the ability to control losses without compromising the progress of the Company's product development programs.

         The Chief Executive Officer submits for the Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The factors considered by the Chief Executive Officer in making his recommendations to the Committee are the Board of Directors' prior evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance. The Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief
Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Committee members, based upon their active professional involvement with other companies within the Company's industry, are also able to assess whether proposed compensation levels are in keeping with industry norms.

         The Committee applies the same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company. The base salary for fiscal 2000 of the President and Chief Executive Officer of the Company was increased by $10,000 to $270,000. On December 27, 2000, the Compensation Committee granted Dr. Fraser an option to purchase 25,000 shares of Common Stock at a per share exercise price of $4.69 for his performance during the 2000 fiscal year. The option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and vests in four annual installments commencing one year following the date of grant as long as Dr. Fraser remains employed by the Company. In awarding this option to Dr. Fraser, the Committee subjectively considered the compensation criteria discussed above as well as its interests in providing incentives for long-term performance, promoting retention of employees and further aligning the interests of the Chief Executive Officer with that of the stockholders.

         The Company does not believe that section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.



By the Compensation Committee of the Board of Directors of Diacrin, Inc.


John W. Littlechild
Stelios Papadopoulos
Henri Termeer

Compensation Committee Interlocks and Insider Participation

     Mr. Termeer, a member of the Company's Board of Directors and Compensation Committee, is President, Chief Executuve Officer and Chairman of the Board of Genzyme. In September 1996, the Company formed a joint venture with Genzyme Corporation to develop and commercialize the Company's NeuroCell(TM)-PD and NeuroCell(TM)-HD products for transplantation into patients with advanced Parkinson's disease and Huntington's disease, respectively. Under the terms of the joint venture agreement which was effective October 1, 1996, Genzyme agreed to provide 100% of the first $10 million in funding and 75% of the following $40 million in funding for the development and commercialization of the two products. All costs incurred in excess of $50 million are to be shared equally between the Company and Genzyme in accordance with the terms of the agreement. Any profits of the joint venture will be shared equally by the two parties. The Company has recorded approximately $14.5 million in revenue from the joint venture since it commenced, $2,081,795 of which the Company recognized during 2000. Revenues recognized from the joint venture and funded by Genzyme in accordance with the terms of the joint venture agreement may represent a substantial percentage of the Company's revenues in 2001.

Certain Relationships and Related Transactions

     HCVII, HCVIII and HCVIV owned 17.8%, 5.5% and 1.6% of our outstanding capital stock as of May 31, 2001, respectively. HCVII, HCVIII and HCVIV are limited partnerships which were formed to provide capital to companies in the health care fields. HCPII, HCPIII and HCPIV are limited partnerships which serve as general partner of HCVII, HCVIII and HCVIV, respectively. John Littlechild, a member of our board of directors, is a general partner of HCPII, HCPIII and HCPIV and Vice Chairman of Healthcare Vetnures LLC, the management company for HCVII, HCVIII and HCVIV. Mr. Littlechild is an officer of HealthCare Ventures LLC. See "Principal Stockholders."

     Rho Management Trust II ("Rho"), which owned 8.9% of our outstanding capital stock as of May 31, 2001, also holds approximately 18.9% and 54.3% of the outstanding limited partnerships interests in HCVII and HCVIV, respectively. An affiliate of Rho is also a limited partner of HCPII, HCPIII and HCPIV. Joshua Ruch, a member of the board of directors, is a controlling person of Rho. See "Principal Stockholders."

     Hudson Trust, which owned 7.5% of our outstanding capital stock as of May 31, 2001, also holds approximately 6.0% and 11.9% of the outstanding limited partnership interests of HCVII and HCVIV, respectively. Hudson Trust is also a limited partner of HCPII. See "Principal Stockholders."

Stock Performance Graph

         The following graph compares, for the period commencing August 12, 1996 (the date on which the Company's Common Stock commenced trading on the Nasdaq Stock Market) and ending on December 31, 2000, the total return of the Company's Common Stock with the total return of (i) the Nasdaq Stock Market (U.S.) and
(ii) the Nasdaq Pharmaceuticals Index. This graph assumes the investment of $100 on August 12, 1996 in the Company's Common Stock and each of the indices listed above, and assumes dividends are reinvested. The Company has not paid any dividends on its Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
              AMONG DIACRIN, INC., THE NASDAQ STOCK MARKET-US INDEX
                      AND THE NASDAQ PHARMACEUTICALS INDEX



(Stock Performance Graph)

                                               Cumulative Total Return
                               ---------------------------------------------------------
                               8/12/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
DIACRIN, INC.           DCRN    $100      $141     $140      $ 82      $ 90       $ 69
NASDAQ STOCK MARKET-US  NAS      100       113      139       195       353        219
NASDAQ PHARMACEUTICALS  NAP      100       109      112       144       267        335





         For the period from February 12, 1996 (the effective date of the Company's initial public offering) until August 9, 1996, the Company's Units
(each of which consisted of one share of Common Stock and one Common Stock Purchase Warrant) traded on the Nasdaq Stock Market. The trading range of the Units during this six month period was between $8.00 and $14.75. The Units were offered at $8.00 on February 12, 1996 and closed at $10.50 on August 9, 1996 (the last trading date before the Common Stock and the Common Stock Purchase Warrant began to trade separately).


         PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

Report of the Audit Committee

         The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in June 2000. A copy of the Audit Committee's charter is attached to this proxy statement as Appendix A.

         Prior to June 11, 2001, the Audit Committee was comprised of Thomas H. Fraser, Stelios Papadopoulos and Zola P. Horovitz. On June 14, 2001, new rules of the Nasdaq Stock Market governing audit committees became effective. In light of these new rules, on June 11, 2001, the Board elected Joshua Ruch to the Audit Committee in place of Dr. Fraser, the Company's President and Chief Executive Officer, who is not considered "independent" within the meaning of the new rules of the Nasdaq Stock Market. The three current members of the Audit Committee are each independent directors, as defined by the rules of the Nasdaq Stock Market.

         At an Audit Committee meeting held on March 2, 2001 (the "March 2001 meeting"), the Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. At the March 2001 meeting, the Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company's independent auditors.

         At the March 2001 meeting, the Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company that are referred to below under the heading "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

         Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee at the March 2001 meeting recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



By the Audit Committee of the Board of Directors of Diacrin, Inc.

Thomas H. Fraser (audit  committee  member until June 11, 2001)
Zola P. Horovitz
Stelios Papadopoulos
Joshua Ruch (audit committee member since June 11, 2001)

Independent Auditors Fees and Other Matters

Audit Fees

         Arthur Andersen LLP billed the Company an aggregate of $45,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

         Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

         Arthur Andersen LLP billed the Company an aggregate of $50,400 in fees for other services rendered to the Company for the fiscal year ended December 31, 2000.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, or otherwise. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses in this regard.

Proposals for the 2002 Annual Meeting

         In order to be included in proxy materials for the 2002 Annual Meeting of Stockholders, pursuant to Rule 14(a)-8 under the Exchange Act, stockholders' proposed resolutions must be received by the Company at its offices, Building 96, 13th Street, Charlestown Navy Yard, Charlestown, Massachusetts 02129 on or before March 2, 2002. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

         If a stockholder of the Company wishes to present a proposal before the 2002 Annual Meeting of Stockholders (other than a proposal to be included in the proxy statement pursuant to Rule 14(a)-8 as described in the prior paragraph), pursuant to Rule 14(a)-4 under the Exchange Act, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice at least 45 days prior to the anniversary of the mailing of this year's proxy materials, which would be May 15, 2002. If a stockholder fails to provide timely notice of a proposal to be presented at the 2002 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.






                                             By Order of the Board of Directors,




                                             Steven D. Singer, Secretary
June 25, 2001



--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
--------------------------------------------------------------------------------

                                                                      Appendix A

                             AUDIT COMMITTEE CHARTER


I.       Membership
A. Number. Effective June 14, 2001, the Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

     1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

     2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

     3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

     4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under a tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

     5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.


     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.


II.      Responsibilities of the Audit Committee


         The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.



A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

I. The Audit Committee shall annually inform the outside auditor, the Controller, the Chief Financial Officer (if any), and the most senior other person (if any) responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee, the Controller and Chief Financial Officer (if any) any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

L. The Audit Committee shall meet privately at least once per year with: (i) the outside auditor; (ii) the Controller; (iii) the Chief Financial Officer (if any); and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

                                                                      Appendix B



PROXY
                                  DIACRIN, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            To be held July 31, 2001

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas H. Fraser, Kevin Kerrigan and Steven D. Singer, and each of them, with full power of substitution, as proxies to represent and vote as designated herein all shares of stock of Diacrin, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109 on Tuesday, July 31, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ANY PROXY MAY BE REVOKED BY A STOCKHOLDER AT ANY TIME BEFORE ITS EXERCISE BY DELIVERY OF A WRITTEN REVOCATION OR A SUBSEQUENTLY DATED PROXY TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

1. Election of Directors                 Nominees:         Thomas H. Fraser
[   ]             FOR all nominees                         Zola P. Horovitz
                  (except as marked below)                 John W. Littlechild
                                                           Stelios Papadopoulos
[   ]             WITHHELD from all nominees               Joshua Ruch
                                                           Henri A. Termeer

INSTRUCTIONS: To withhold authority to vote for individual monimee(s), mark the box labeled "FOR" and strike a line through such nominee(s) name in the list at right.

2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for fiscal 2001.
               For  [  ]   Against  [  ]   Abstain  [  ]

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
               For  [  ]   Against  [  ]   Abstain  [  ]


Signature________________________________    Date ___________________

Signature________________________________    Date ___________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.